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Exhibit 5.01

November 26, 2002

WellPoint Health Networks Inc.
1 WellPoint Way
Thousand Oaks, CA 91362

  Re:
  WellPoint Health Networks Inc. Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 26, 2002

Ladies and Gentlemen:

        I have acted as General Counsel to WellPoint Health Networks Inc., a Delaware corporation (the "Company"), in connection with its registration under the Securities Act of 1933, as amended, of the following securities (collectively, the "Offered Securities") with an aggregate public offering price of $1,000,000,000, all as described in the Company's Registration Statement on Form S-3: (i) one or more series of shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), (ii) depositary shares representing fractional interests in the Preferred Stock (the "Depository Shares"), (iii) common stock, $0.01 par value per share (the "Common Stock"), (iv) debt securities (the "Debt Securities"), (v) warrants to purchase the Debt Securities (the "Debt Warrants"), (vi) warrants for the purchase or sale of securities of one or more issuers, including the Preferred Stock, the Common Stock or other equity securities described in the Registration Statement or debt or equity securities of third parties (the "Universal Warrants", and together with the Debt Warrants, the "Warrants"), (vii) purchase contracts for the purchase and sale of securities of one or more issuers, including the Preferred Stock, the Common Stock or other debt or equity securities described in the Registration Statement or debt or equity securities of third parties (the "Purchase Contracts"), and (viii) purchase units consisting of a Purchase Contract and debt securities, preferred stock or debt obligations of third parties securing the holders' obligations to purchase the purchase contract property (the "Purchase Units").

        As such counsel, I have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as conformed or photostatic copies.

        Based on the foregoing, I am of the opinion that:

  1.
  When each of the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants, the Purchase Contracts and the Purchase Units (including the Preferred Stock represented by the Depository Shares and the Preferred Stock or the Common Stock issued upon the exercise of any Universal Warrants, Purchase Contracts or Purchase Units issued under the Registration Statement or the conversion of any Preferred Stock or Debt Securities issued under the Registration Statement) have been issued and sold as contemplated by the above Registration Statement and upon the receipt of requisite consideration therefor, such Offered Securities will be legally issued, fully paid and nonassessable.

  2.
  When the Debt Securities (including the Debt Securities issued upon exercise of any Debt Warrants issued under the Registration Statement) have been issued and sold as contemplated by the above Registration Statement and upon the receipt of requisite consideration therefor, such Debt Securities will be valid and legally binding obligations of WellPoint Health Networks Inc., subject to the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws and court decisions affecting creditors' rights and remedies generally and (b) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Offered Securities while the Registration Statement is in effect.

        This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. Prior to the issuance of any Offered Securities under the above Registration Statement, supplements or amendments to this opinion may be filed as I consider reasonably necessary or appropriate by reason of the terms of such Offered Securities.

Very truly yours, /s/ Thomas C. Geiser Thomas C. Geiser

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  Exhibit 5.01